                                                             Exhibit 10.14

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                            SERIES 1996-3 SUPPLEMENT
                       to POOLING AND SERVICING AGREEMENT

                           dated as of October 4, 1996

                                      among

                          BFP RECEIVABLES CORPORATION,
                                 as Transferor,

                        BIG FLOWER PRESS HOLDINGS, INC.,
                                  as Servicer,

                                       and

                    MANUFACTURERS AND TRADERS TRUST COMPANY,
                                   as Trustee

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                                TABLE OF CONTENTS
                                                                            Page
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ARTICLE I  DEFINITIONS; INCORPORATION OF TERMS.............................  1
       SECTION 1.1  Definitions............................................  1
       SECTION 1.2  Incorporation of Terms.................................  6

ARTICLE II  DESIGNATION....................................................  6
       SECTION 2.1  Designation............................................  6
       SECTION 2.2  Group..................................................  7

ARTICLE III  CONDITIONS TO ISSUANCE; USE OF PROCEEDS ......................  7
       SECTION 3.1  Conditions to Issuance.................................  7
       SECTION 3.2  Use of Proceeds........................................  7

ARTICLE IV  PAYMENTS AND ALLOCATIONS.......................................  7
       SECTION 4.1  Interest; Additional Amounts...........................  7
       SECTION 4.2  Additional Amounts.....................................  8
       SECTION 4.3  Daily Calculations and Allocations.....................  8
       SECTION 4.4  Available Subordinated Amount..........................  8
       SECTION 4.5  Optional Early Pay Out.................................  8

ARTICLE V  DISTRIBUTIONS AND REPORTS....................................... 10

ARTICLE VI  EARLY AMORTIZATION EVENTS...................................... 10
       SECTION 6.1  Early Amortization Events.............................. 10
       SECTION 6.2  Early Amortization Period.............................. 12

ARTICLE VII  OPTIONAL REDEMPTION........................................... 13

ARTICLE VIII  MISCELLANEOUS................................................ 13
       SECTION 8.1  Governing Law.......................................... 13
       SECTION 8.2  Counterparts........................................... 14
       SECTION 8.3  Severability of Provisions............................. 14
       SECTION 8.4  Amendment, Waiver, Etc................................. 14
       SECTION 8.5  Trustee................................................ 14
       SECTION 8.6  Instructions in Writing................................ 15
       SECTION 8.7  Rule 144A.............................................. 15
       SECTION 8.8  Supplemental Ratings Requirement....................... 15


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                                                                            Page
                                                                            ----

       SECTION 8.9  Transfer Restrictions and Procedures................... 15


                                       ii
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                                    EXHIBITS

EXHIBIT A         Form of Series 1996-3 Certificate

EXHIBIT B         Form of Certificate to be Given by Certificate Owner

EXHIBIT C         Form of Certificate to be Given by Euroclear or Cedel

      This SERIES 1996-3 SUPPLEMENT, dated as of October 4, 1996 (this "Supplement"), is made among BFP RECEIVABLES CORPORATION, a Delaware corporation, as Transferor, BIG FLOWER PRESS HOLDINGS, INC., a Delaware corporation ("Big Flower"), as Servicer, and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Trustee.

      Pursuant to the Pooling and Servicing Agreement, dated as of March 19, 1996 (as it may be amended, supplemented or otherwise modified from time to time, and as supplemented hereby, the "Pooling Agreement"), among Transferor, Servicer and Trustee, Transferor may from time to time issue, and direct Trustee to authenticate, on behalf of the Trust, one or more Series of Certificates representing undivided interests in the Transferred Assets. Certain terms applicable to a Series are to be set forth in a Supplement. This Supplement is a "Supplement" as that term is defined in the Pooling Agreement.

      Pursuant to this Supplement, Transferor and Trustee shall create a Series of Certificates and specify certain of their terms.

ARTICLE I  DEFINITIONS; INCORPORATION OF TERMS

      SECTION I.1 Definitions. (a) Capitalized terms used and not otherwise defined herein are used as defined in Appendix A to the Pooling Agreement or in the Series 1996-2 Supplement. This Supplement shall be interpreted in accordance with the conventions set forth in Part B of that Appendix A.

      (b) Each capitalized term defined below relates only to the Series 1996-3 Certificates and to no other Series of Certificates (except to the extent that certain of such terms are explicitly used as defined herein in any Supplement relating to another Series in Group I). Whenever used in this Supplement, the following words and phrases shall have the following meanings:

      "ABR Tranche" means, at any time, the portion of the Series 1996-3 Invested Amount that is designated by Transferor in accordance with the Certificate Purchase Agreement to accrue interest based on the Alternate Base Rate.

      "Additional Amounts" as to the Series 1996-3 Certificates, means amounts payable pursuant to Sections 4.2, 4.3, 4.5, 4.6, 7.1 and 10.5 of the Certificate Purchase Agreement.

      "Agent" means Caisse Nationale De Credit Agricole, in its capacity as Agent under (and as defined in) the Certificate Purchase Agreement, together with its respective successors in that capacity. The Agent is an "Agent" for purposes of the Pooling Agreement.

      "Alternate Base Rate" means, on any day, a fluctuating rate of interest per annum equal to the higher of:

      (a) the rate of interest announced, from time to time, by the Agent as its prime commercial rate for United States dollar loans made in the United States for any day, and

      (b)   the Federal Funds Rate.

Any change in the interest rate resulting from a change in the prime commercial rate announced by the Agent shall become effective without prior notice to Transferor or Servicer as of 12:01 a.m., New York City time, on the Business Day on which each change in the prime commercial rate is announced by the Agent. The prime commercial rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by the Agent to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the prime commercial rate.

      "Amortization Period" means the period (x) beginning on the earlier of (i) the date on which a termination notice is given by the Sellers pursuant to
Section 8.1 of the Purchase Agreement and (ii) the first day of the April, 2002 Calculation Period and (y) ending on the earlier of (i) the Expected Final Payment Date and (ii) the date, if any, on which an Early Amortization Period begins, provided that there will be no Amortization Period if an Early Amortization Period commences on or prior to the date specified above for the beginning of the Amortization Period.

      "Big Flower Credit Agreement" means the Credit Agreement dated as of November 28, 1995, as amended and restated as of March 19, 1996 among Big Flower, Treasure Chest Advertising Company, Inc., the financial institutions named therein, Credit Suisse, as Documentation Agent and Bankers Trust Company, as Administrative Agent.

      "Carrying Cost Reserve Increment" means, on any Business Day, the sum of
(a) the product of (i) the Series 1996-3 Invested Amount, multiplied by (ii) 1.5 times the weighted average of the interest rates on Series 1996-3 Certificates, multiplied by (iii) a fraction the numerator of which is the product of two and the number of Turnover Days and the denominator of which is 360 plus (b) the product of (i) the excess, if any, of the Stated Amount of all Series 1996-3 Certificates over the Series 1996-3 Invested Amount, multiplied by (ii) 1.5 times 0.20%, multiplied by (iii) a fraction the numerator of which is the product of two and the number of Turnover Days and the denominator of which is 365 or 366, as applicable.

      Certificate Purchase Agreement" means the Certificate Purchase Agreement (Series


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

1996-3) dated as of October 4, 1996 among Transferor, Servicer, the Purchasers of the Series 1996-3 Certificates and the Agent.

      "Certificate Rate" means, at any time, the weighted average of the interest rates on all outstanding Series 1996-3 Certificates.

      "Certificate Spread" means (i) with respect to any Eurodollar Tranche, 0.25% per annum, and (ii) with respect to any ABR Tranche, 0.00% per annum.

      "Class Invested Amount" with respect to the Series 1996-3 Certificates, means the Series 1996-3 Invested Amount.

      "Current Carrying Costs Increment" means, during any Distribution Period, the sum of (i) the amount of interest on the Series 1996-3 Certificates that will be payable on or before the next Distribution Date and (ii) the amount of the Non-Usage Fee (as such term is defined in the Certificate Purchase Agreement) that will be payable on or before the next Distribution Date (in each case determined using the Series 1996-3 Invested Amount and Stated Amount in effect on the date of determination and an interest rate equal to the weighted average of the interest rates on the Series 1996-3 Certificates).

      "Early Amortization Period" means the period beginning on the date (if any) specified in Section 6.2 and ending on the day on which the Series 1996-3 Invested Amount has been reduced to zero and any other period identified as an "Early Amortization Period" in the Supplement for any other Series in Group I.

      "Eurodollar Rate" means, for any Interest Period, a rate per annum equal to the arithmetic average (rounded upward to the nearest 1/100 of one percent) of the offered quotation, if any, to first class banks in the interbank Eurodollar market by the Reference Bank for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Certificate of the Reference Bank with maturities comparable to such Interest Period as of approximately 10:00 a.m. (New York time) on the second Business Day prior to the first day of that Interest Period.

      "Eurodollar Tranche" means, during any Interest Period, any portion of the Series 1996-3 Invested Amount that is designated by Transferor in accordance with the Certificate Purchase Agreement to accrue interest based on the Eurodollar Rate.

      "Expected Final Payment Date" as to the Series 1996-3 Certificates, means the June, 2002 Distribution Date.

      "Federal Funds Rate" means (a) the weighted average of the rates on overnight Federal


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funds transactions with members of the Federal Reserve System arranged by
Federal funds brokers, as published for the day (or, if the day is not a Business Day, the immediately preceding Business Day) by the Federal Reserve Bank of New York; provided that if the rate is not so published for any Business Day, the rate for purposes of this clause will be the average of the quotations for the day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it, plus (b) 100 basis points.

      "Final Scheduled Payment Date" as to the Series 1996-3 Certificates, means the April, 2003 Distribution Date.

      "Intercreditor Provisions" means the following provisions of the Big Flower Credit Agreement: Sections 9.01 (xvii), 9.02 (x), 9.04 (xiv), 9.05
(xvii), (xviii), (xix) and (xx), 9.10 (a)(iii), 9.15, and 10.11, the last two sentences of Section 9.11 and the definitions of Receivables Amendment Conditions, Receivables Bridge Facility, Receivables Documents, Receivables Facility, Receivables Facility Assets, Receivables Facility Financing Costs, Receivables Maximum Funding Amount, Receivables Pooling Agreement, Receivables Purchasers, Receivables Stated Amount, Receivables Subsidiary and Subsidiary Guarantor.

      "Interest Payment Date" as to the Series 1996-3 Certificates, means any date upon which interest is payable with respect to the ABR Tranche or any Eurodollar Tranche, as specified in Section 4.1.

      "Interest Period" means (i) as to the ABR Tranche (if any) from time to time, (x) the period from the date hereof to, but excluding, the first subsequent Distribution Date and (y) each Distribution Period thereafter and
(ii) as to each Eurodollar Tranche (if any) from time to time, each period from the date upon which that Eurodollar Tranche was first designated as such pursuant to the Certificate Purchase Agreement (or the end of the next preceding Interest Period for such Eurodollar Tranche, if there has been one) to the date that is one, two or three months, at the option of Transferor, thereafter; and if any Interest Period for a Eurodollar Tranche would otherwise end on a day that is not a Business Day, such Eurodollar Tranche shall instead end on the next Business Day (or, if the next Business Day falls in the next calendar month, then on the preceding Business Day).

      "Invested Amount" means, at any time for purposes of the application of Sections 6.13 and 12.4 of the Pooling Agreement to the Series 1996-3 Certificates, the Series 1996-3 Invested Amount.

      "Prepayment Accumulation Period" means a period beginning on the day that Transferor gives a Prepayment Notice to Trustee of a full or partial prepayment of the Series 1996-3 Certificates pursuant to Section 4.5 (and does not notify Trustee that it intends to cause the Series Interest for Group I attributable to the Series 1996-3 Certificates to be conveyed as


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described in subsection 4.5(b)) and ending on the earlier to occur of (a) the day when amounts sufficient for that prepayment have been accumulated pursuant to Section 4.3 and (b) the end of the Revolving Period for the Series 1996-3 Certificates.

      "Prepayment Notice" is defined in Section 4.5.

      "Principal Payment Date" for the Series 1996-3 Certificates, means: (i) any date on which the Series 1996-3 Invested Amount is to be reduced pursuant to
Section 3.1 of the Certificate Purchase Agreement, (ii) any date on which any prepayment is to be made pursuant to Section 4.5, (iii) the end of each Interest Period in respect of the next maturing Eurodollar Tranche and/or ABR Tranche,
(iv) each Distribution Date (beginning with the Distribution Date falling in the Calculation Period after the Calculation Period in which the Early Amortization Period begins) and (v) any Distribution Date falling on or after the Expected Final Payment Date. The Refinancing Date is not a Principal Payment Date.

      "Purchase" means any Purchase as defined in the Certificate Purchase Agreement.

      "Reference Bank" means the Agent.

      "Refinancing Date" is defined in subsection 4.5(b).

      "Required Series Holders" means Holders whose Series 1996-3 Certificates evidence at least 66 2/3% of the aggregate Stated Amount of the Series 1996-3 Certificates, or if the aggregate Stated Amount shall have been reduced to zero, Holders whose Series 1996-3 Certificates evidence at least 66 2/3% of the outstanding principal amount of the Series 1996-3 Certificates.

      "Series 1996-2 Supplement" means the Series 1996-2 Supplement to the Pooling Agreement dated as of the date hereof.

      "Series 1996-3 Certificate" is defined in Section 2.1. Each Series 1996-3 Certificate shall be substantially in the form of Exhibit A.

      "Series 1996-3 Holder" means a Holder of a Series 1996-3 Certificate.

      "Series 1996-3 Initial Invested Amount" means (i) during the Revolving Period for the Series 1996-3 Certificates, the Series 1996-3 Invested Amount, and (ii) thereafter, the Series 1996-3 Invested Amount as of the last day of the Revolving Period. The Series 1996-3 Initial Invested Amount shall be the "Series Initial Invested Amount" for Series 1996-3 for purposes of the Series 1996-2 Supplement.


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

      "Series 1996-3 Invested Amount" means, at any time, the sum of the purchase prices paid for Purchases made pursuant to the Certificate Purchase Agreement at or prior to that time, reduced (but not below zero) by (a) the aggregate amount of all distributions that have been made to the Holders of the Series 1996-3 Certificates on account of principal, and (b) the amount of all Investor Write-Offs that have been applied to reduce the Series 1996-3 Invested Amount (net of Investor Allocable Recoveries and Investor Allocable Dilution Adjustments that have been applied to reinstate the Series 1996-3 Invested Amount). The Series 1996-3 Invested Amount shall be the "Series Invested Amount" for Series 1996-3 for purposes of the Series 1996-2 Supplement.

      "Stated Amount" means as to any Series 1996-3 Certificate, the maximum principal amount that may be required to be funded by the Holder of such Series 1996-3 Certificate.

      "Tranche" means each of the ABR Tranche and each Eurodollar Tranche.

      (c) For purposes of the Series 1996-2 Supplement, the Series Amortization Periods for Series 1996-3 are the Amortization Period, any Prepayment Accumulation Period and any Early Amortization Period, and the Principal Deposit Amounts for the various Series Amortization Periods that may apply to Series 1996-3 are:

                  (i) for any Calculation Period falling in the Amortization
            Period or the Early Amortization Period, the Series 1996-3 Invested Amount; and

                  (ii) for any Calculation Period falling in a Prepayment
            Accumulation Period, the amount of principal to be prepaid.

      (d) For purposes of this Series, after the Closing Date, "Eligible Obligors" may include (x) the United States government, any of its agencies or instrumentalities, and a state or local government agency or instrumentality, provided that such government, agency or instrumentality shall have consented in writing to the assignment of its Receivables to the Trust, if such consent is required under its Contract and (y) Obligors which are not Domestic Persons, in each case for purposes of clauses (x) and (y), if and to the extent the Modification Condition shall have been satisfied as to such inclusion.

      SECTION I.2 Incorporation of Terms. The terms of the Pooling Agreement (as modified hereby) and the 1996-2 Supplement are incorporated in this Supplement as if set forth in full herein. As supplemented by this Supplement, the Pooling Agreement is in all respects ratified and confirmed and both together shall be read, taken and construed as one and the same agreement. If the terms of this Supplement and the terms of the Pooling Agreement or of the 1996-2 Supplement conflict, the terms of this Supplement shall control with respect to the Series 1996-3 Certificates.


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

ARTICLE II  DESIGNATION

      SECTION II.1 Designation. There is hereby created a Series to be known as the "Series 1996-3 Certificates," consisting of the $20,000,000 Variable Rate Class A-V, Trade Receivables Backed Certificates, Series 1996-3, which shall be a Senior Class. Subject to the conditions set forth in Article III, Trustee shall authenticate and deliver the Series 1996-3 Certificates, to or upon the order of Transferor in an aggregate stated amount equal to $20,000,000. Notwithstanding the terms of Section 6.1 of the Pooling Agreement, the Series 1996-3 Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1,000,000.

      SECTION II.2 Group. The Series 1996-3 Certificates are included in Group
I. Consequently, the Series 1996-3 Certificates will share a single Series Collection Allocation Percentage (determined using the Required Receivables as defined in the Series 1996-2 Supplement), a single Series Loss Allocation Percentage (determined using the Group Invested Amount as defined in the Series 1996-2 Supplement), and a single Deferred Portion of the Acquisition Amount (determined as provided in the Series 1996-2 Supplement) with the other Series in Group I. Collections, Investor Allocable Dilution, Investor Allocable Loss Amounts and Investor Write-Offs will be allocated collectively to Group I in accordance with such shared Series Collection Allocation Percentage and shared Series Loss Allocation Percentage, as applicable, and will be further allocated among Series included in Group I (and the various Senior Classes and Subordinated Classes (including Senior Subordinated Classes and Junior Subordinated Classes)) in accordance with the Series 1996-2 Supplement and this Supplement. The Servicing Fee with respect to all Series in Group I shall be paid in accordance with the Series 1996-2 Supplement and shall be determined in accordance with Section 3.4 of the Pooling Agreement using the collective Series Collection Allocation Percentage for Group I. The Series in Group I share a collective Series Interest, the amount of which equals the shared Series Collection Allocation Percentage for Group I.

ARTICLE III  CONDITIONS TO ISSUANCE; USE OF PROCEEDS

      SECTION III.1 Conditions to Issuance. Trustee will not authenticate the Series 1996-3 Certificates unless all conditions to the issuance of the Series 1996-3 Certificates under Section 6.10 of the Pooling Agreement shall have been satisfied.

      SECTION III.2 Use of Proceeds. The proceeds from the issuance of the Series 1996-3 Certificates shall be used first to repay the Series 1996-1 Certificates in full and second for general corporate purposes of Transferor.

ARTICLE IV  PAYMENTS AND ALLOCATIONS


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

      SECTION IV.1  Interest; Additional Amounts.

            (a) Subject to Section 4.1 of the Certificate Purchase Agreement, Transferor may from time to time allocate the outstanding principal amount under the Series 1996-3 Certificates to an ABR Tranche and up to twelve Eurodollar Tranches. Interest on the ABR Tranche and interest on a Eurodollar Tranche shall be payable at the end of the applicable Interest Period, except that interest on the amount of any principal repaid on any other date shall be payable on the date of the repayment. If any such day is not a Business Day, interest shall instead be due on the next Business Day (or, if the next Business Day falls in the next calendar month, then on the next preceding Business Day).

            (b) Interest on a Eurodollar Tranche shall accrue during any Interest Period at a rate per annum equal to the Eurodollar Rate plus the applicable Certificate Spread and shall be calculated on the basis of actual days over a year of 360 days.

            (c) Interest on a ABR Tranche shall accrue at the Alternate Base Rate in effect from time to time plus the applicable Certificate Spread and shall be calculated on the basis of actual days over a year of 365 or 366 days, as the case may be.

            (d) Interest with respect to the Series 1996-3 Certificates due but not paid on any Distribution Date or the last day of an Interest Period, as the case may be, will be due on the next Distribution Date or last day of an Interest Period with additional interest on any amount not paid when due at 2% per annum above the Alternate Base Rate to the extent permitted by law.

      SECTION IV.2 Additional Amounts. The Holders of the Series 1996-3 Certificates shall also be entitled to receive Additional Amounts to the extent of funds available therefor pursuant to Sections 4.3 and 4.4 of the Series 1996-2 Supplement. The rating of the Series 1996-3 Certificates will not address the likelihood of payment of Additional Amounts.

      SECTION IV.3 Daily Calculations and Allocations. On each Business Day, Servicer shall make the calculations and instruct Trustee to make the allocations required by Sections 4.2, 4.3 and 4.4 of the Series 1996-2 Supplement and shall administer the Equalization Account and the Principal Funding Account in accordance with Section 4.5 of the Series 1996-2 Supplement.

      SECTION IV.4 Available Subordinated Amount. If a Group Amortization Period occurs, Servicer shall calculate the Available Subordinated Amount pursuant to
Section 4.6 of the Series 1996-2 Supplement, and the provisions of Sections 4.7 and 4.8 of the Series 1996-2


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

Supplement shall apply.

      SECTION IV.5 Optional Early Pay Out. (a) In addition to Transferor's right to reduce the Series 1996-3 Invested Amount from time to time in accordance with
Section 3.1 of the Certificate Purchase Agreement, Transferor may cause a prepayment of the Series 1996-3 Certificates pursuant to, and subject to the limitations set forth in, this Section 4.5. On any Business Day falling in the Revolving Period, Transferor may provide notice to Trustee of its intention to accumulate funds to cause the Series 1996-3 Certificates to be prepaid in full, or in part in a minimum amount of $1,000,000 or in higher integral multiples of $1,000,000 (or in an amount equal to the entire principal amount of the Series 1996-3 Certificates, if less). When amounts sufficient for such prepayment have been accumulated, Transferor may provide notice to Trustee on any Distribution Date falling in the Revolving Period (the "Prepayment Notice") of the date, at least three Business Days after the date of such Prepayment Notice, when the prepayment shall occur. Trustee shall notify the affected Holders promptly upon receiving such Prepayment Notice. In the event of any partial prepayment of the Series 1996-3 Certificates, the Holders of those Series 1996-3 Certificates will be paid their pro rata share of such partial prepayment calculated in accordance with the outstanding principal amount of each Series 1996-3 Certificate as of the date of such prepayment.

      (b) Commencing upon the date specified in the notice to the Trustee referred to in subsection (a) (until an amount equal to the amount to be prepaid plus any Additional Amounts arising as a result of such prepayment has been accumulated), amounts shall be set aside for purposes of that prepayment in accordance with Section 4.3 of the Series 1996-2 Supplement, except that no such amounts shall be set aside if Transferor notifies Trustee that Transferor intends to cause the Series 1996-3 Certificates to be prepaid in full (but not in part) by causing the portion of the Series Interest for Group I attributable to the Series 1996-3 Certificates to be conveyed to one or more Persons (who may be the Holders of a new Series issued substantially contemporaneously with such prepayment) for a cash purchase price in an amount equal to the sum of (i) the Series 1996-3 Initial Invested Amount, plus (ii) to the extent not available in the Carrying Cost Account, accrued and unpaid interest on the Series 1996-3 Certificates to the day of such prepayment (the "Refinancing Date"), plus (iii) to the extent not available from funds set aside pursuant to priority fourth of
Section 4.3 of the Series 1996-2 Supplement, the Additional Amounts with respect to the Series 1996-3 Certificates. No such conveyance shall, however, be permitted if as a result thereof Transferor, Big Flower or any of their Affiliates would acquire such portion of the Series Interest or the underlying Receivables. In the case of any such conveyance, the purchase price shall be deposited in the Principal Funding Account and shall be distributed to the Agent, for further distribution to the Holders of the 1996-3 Certificates, on the Refinancing Date in accordance with the terms of Section 5.2 of the Series 1996-2 Supplement.

      (c) Any prepayment pursuant to this Section 4.5 shall be made on the later to occur of


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

(i) the Distribution Date specified in the notice of prepayment and (ii) the Distribution Date on which sufficient funds (including funds to cover any related Additional Amounts) have been accumulated pursuant to Section 4.3 or 4.4 of the Series 1996-2 Supplement or obtained by a conveyance described in subsection 4.5(b).

      (d) In the event of any partial prepayment of the Series 1996-3 Certificates, the Holders of those Certificates shall be paid their pro rata share of the partial prepayment calculated in accordance with the outstanding principal amount of each Series 1996-3 Certificate.

      (e) The ratings of the Series 1996-3 Certificates will not address the likelihood of payment of any Additional Amounts.

ARTICLE V  DISTRIBUTIONS AND REPORTS

      Trustee shall, in accordance with instructions set out in the applicable Daily Report, make distributions to the Holders of the Series 1996-3 Certificates in accordance with Sections 5.1 and 5.2 of the Series 1996-2 Supplement. Such payments shall be made to the Agent for the account of the Holders of the 1996-3 Certificates by wire transfer of immediately available funds in Dollars on the date due. Servicer and Trustee shall also carry out their respective obligations under the balance of Article V of the Series 1996-2 Supplement for the benefit of the Holders of the Series 1996-3 Certificates. Without limiting the foregoing, copies of each Monthly Report shall be provided free of charge by the Trustee to purchasers of Series 1996-3 Certificates in connection with the initial distribution thereof and may be obtained free of charge upon request from the Trustee (and presentation of a confirmation evidencing the purchase of such Certificates) by subsequent purchasers.

ARTICLE VI  EARLY AMORTIZATION EVENTS

      SECTION VI.1 Early Amortization Events. Each of the following shall constitute an "Early Amortization Event":

      (a)  any of the following shall occur:

                  (i) failure on the part of Transferor or Servicer to make any payment of the principal amount of any Series 1996-3 Certificate when due, or to make any deposit required by the terms of any Transaction Document within one Business Day after the date the deposit is required to be made, or to make any payment of any interest on the Series 1996-3 Certificates or any other payment required by the terms of any Transaction Document on or before three Business Days after the date such payment is required to be made; or


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

                  (ii) failure on the part of Servicer to deliver a Daily Report within the time period required under Section 3.5(c) of the Pooling Agreement and continuance of such failure for five Business Days; provided that if the Servicer shall have estimated the Base Amount in the Daily Report for one or more days due to adverse circumstances beyond its control (as described in, and subject to the limitations in, such Section 3.5(c)), then the five day grace period specified in this clause (ii) shall be reduced by the number of days on which the Base Amount was estimated (or, if such number of days exceeds five, shall be reduced to zero); or

                  (iii) failure on the part of the Servicer to deliver a Monthly
            Report within the time required under Section 3.5(d) of the Pooling Agreement and the applicable Supplement or PI Agreement, and continuance of such failure for three Business Days; or

                  (iv) failure on the part of Transferor, Guarantor, Servicer or any Seller duly to observe or perform any covenant or agreement set forth in any Transaction Document, which failure continues unremedied for a period of 30 days after the date on which written notice of the failure, requiring the same to be remedied, shall have been given to Transferor by Trustee or to Transferor and Trustee by any Holder; or

                  (v) Guarantor gives notice of termination of the Seller
            Guaranty;

            (b) any representation or warranty made by a Seller in subsection 5.1(d), 5.1(k), 5.1(n), 5.1(o) or 5.1(r) of the Purchase Agreement or by Transferor in subsection 2.3(a)(i), 2.3(a)(ii) or 7.1(i) of the Pooling Agreement shall prove to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of five Business Days after the date on which written notice of the breach, requiring the same to be remedied, shall have been given to Transferor by Trustee or to Transferor and Trustee by any Holder, or any other representation or warranty made by Transferor, Servicer, Guarantor or any Seller in any Transaction Document shall prove to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of the breach, requiring the same to be remedied, shall have been given to Transferor by Trustee, or Transferor and to Trustee by any Holder; provided that a mistake in the representation of a Receivable as an Eligible Receivable shall not constitute an Early Amortization Event unless and until the applicable Seller has failed to make the cash payments (if any) owed under Section 3.1 of the Purchase Agreement in respect of the misrepresentation (it being understood that certain of such mistakes may result in a non-cash adjustment under the Purchase Agreement);

            (c) a Bankruptcy Event shall occur with respect to Transferor, Servicer, Guarantor or any Seller, or Transferor shall become unable, for any reason, to transfer Receivables or other Transferred Assets to the Trust in accordance with the provisions of the Purchase Agreement and the Pooling Agreement; provided that if, at the time any event that would, with the passage of time, become a Bankruptcy Event occurs as a result of a bankruptcy proceeding being filed against Transferor or any Seller, then, on and after the day on which the bankruptcy proceeding is filed until the earlier to occur of the dismissal of the proceeding and the commencement of the Early Amortization Period, Transferor shall not purchase Receivables and Related Assets from the affected Seller or, if Transferor is the subject of the proceeding, transfer Receivables and Related Transferred Assets to the Trust;

            (d) the Trust or Transferor shall be required to be registered as an "investment company" under and within the meaning of the Investment Company Act of 1940, as amended;

            (e) the Net Invested Amount exceeds the Base Amount for a period of five or more consecutive Business Days;

            (f) a Servicer Default shall have occurred and shall not have been remedied;

            (g) Treasure Chest shall cease to own, directly or indirectly, 100% of the issued and outstanding capital stock of Transferor;

            (h) the Internal Revenue Service or the PBGC files one or more Tax or ERISA Liens against the assets of Transferor or any Seller (including Receivables);

            (i) the cessation of, or the failure to create, a valid first-priority perfected ownership or security interest in favor of Trustee in the Receivables (subject to Permitted Adverse Claims and Special New Jersey EPA Claims) or the rights of Transferor under the Purchase Agreement;

            (j) the Series 1996-3 Invested Amount is not paid in full on the Expected Final Payment Date;

            (k) any foreclosure or similar proceeding in respect of any adverse claim on any Buyer Note or the Transferor's common stock shall have been commenced; or title to any Buyer Note or Transferor's common stock shall pass to the holders of such adverse claim, it being understood that the grant of a security interest in the stock of Transferor or a Buyer Note to a creditor of a Seller shall not be an Early Amortization Event;

            (l) the Transferor Net Worth shall be less than 18% of the aggregate Unpaid Balance of the Receivables at any time and such condition continues for five consecutive Business Days; or

            (m) the Intercreditor Provisions shall be amended, waived, modified or breached without the prior written consent of the Agent.

      SECTION VI.2 Early Amortization Period. Upon the occurrence and during the continuance of any Early Amortization Event described in subsection 6.1(c), (d),
(i), (j), (k) or (l), an Early Amortization Period shall commence without any notice or other action on the part of Trustee or the Series 1996-3 Holders, immediately upon the occurrence of such Early Amortization Event. On the tenth day after Transferor receives notice or otherwise becomes aware of the occurrence of any Early Amortization Event described in subsection 6.1(a), (e) or (h) an Early Amortization Period shall commence without any notice or other action on the part of Trustee or the Series 1996-3 Holders, unless waived by the Required Series Holders or, in the case of subsection 6.1(a) or (h), is otherwise cured prior to such tenth day. Upon the occurrence and continuance of any event described in any subsection above (including subsection 6.1(a), (c), (d), (e), (h), (i) or (j), (k) or (l)), after the applicable grace period, if any, set forth in such subsection, if so directed by the Required Series Holders, Trustee shall by notice then given in writing to Transferor and Servicer, declare that an Early Amortization Period has commenced as of the date of Transferor's receipt of the notice.

ARTICLE VII  OPTIONAL REDEMPTION

      On any Distribution Date occurring during an Early Amortization Period with respect to the Series 1996-3 Certificates on or after the date that the aggregate Unpaid Balance of the Receivables then included in the Receivables Pool is reduced to ten percent or less of the aggregate Unpaid Balance of the Receivables included in the Receivables Pool as the commencement of such Early Amortization Period, Transferor shall have the option to redeem the Series 1996-3 Series Interest. The purchase price will be an amount equal to the Series 1996-3 Invested Amount plus accrued and unpaid interest (and accrued and unpaid interest with respect to interest that was due but not paid on any prior Distribution Date) through the day preceding the Distribution Date at the applicable interest rate (as specified in Section 4.1) plus the aggregate amount by which the Series 1996-3 Invested Amount has been reduced on account of Investor Write-Offs and Investor Allocable Dilution (and not subsequently reinstated) plus the applicable Additional Amounts (including any unpaid Additional Amounts from earlier Distribution Dates). Upon the tender of the outstanding Certificates of Series

1996-3 by the Holders, Trustee shall distribute the amounts, together with all funds on deposit in the Principal Funding Account that are allocable to the Series 1996-3 Certificates, to the Holders of Series 1996-3 on the next Distribution Date in repayment of the principal amount and accrued and unpaid interest owing to such Holders. Following any redemption, the Holders of the Series 1996-3 Certificates shall have no further rights with respect to the Receivables. In the event that Transferor fails for any reason to deposit in the Principal Funding Account the aggregate purchase price for the Series 1996-3 Certificates, payments shall continue to be made to the Holders of the Series 1996-3 Certificates in accordance with the terms of the Pooling Agreement, the Series 1996-2 Supplement and this Supplement. Notwithstanding the foregoing, no redemption pursuant to this Article VII shall occur if the Series Invested Amount attributable to any Senior Class of any Series in Group I shall have been reduced on account of Investor Write-Offs and/or Investor Allocable Dilution (and not subsequently reinstated) unless all such reductions are reinstated prior to such redemption.

ARTICLE VIII  MISCELLANEOUS

      SECTION VIII.1 Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

      SECTION VIII.2 Counterparts. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

      SECTION VIII.3 Severability of Provisions. If any one or more of the provisions or terms of this Supplement shall for any reason whatsoever be held invalid, then the unenforceable provision(s) or term(s) shall be deemed severable from the remaining provisions or terms of this Supplement and shall in no way affect the validity or enforceability of the other provisions or terms of this Supplement.

      SECTION VIII.4  Amendment, Waiver, Etc.

            (a) In the event that federal legislation creates a new type of entity for federal income tax purposes, the "financial asset securitization investment trust" (a "FASIT") Transferor may amend this Supplement in order to effect a FASIT election for all or a portion of the Trust or the Certificates; provided, that Transferor delivers an Opinion of Counsel to the Trustee to the effect that such election will not adversely affect the Federal or Subject State income tax treatment of any outstanding Series of Investor Certificates or the taxability of the Trust under Federal or Subject State income tax laws.

            (b) This Supplement may be amended, subject to Section 13.1 of the Pooling Agreement and Section 10.1 of the Certificate Purchase Agreement, from time to time by Servicer, Transferor and Trustee by a written instrument signed by each of them, without the consent of any Holder; provided that such action shall not adversely affect in any material respect the interests of any Holder; and provided further that for purposes of this Supplement, any decrease in an applicable rate of interest on any Series 1996-3 Certificate or any postponement of the applicable Expected Final Payment Date for Series 1996-3 shall be deemed to materially adversely affect the interests of a Holder of a Series 1996-3 Certificate. This Supplement also may be amended, modified or waived from time to time by Servicer, Transferor and Trustee with the consent of the Required Series Holders of each Series in Group I to the extent permitted by Section 13.1 of the Pooling Agreement and Section 10.1 of the Certificate Purchase Agreement, and the terms of that section shall apply to any such amendment, modification or waiver.

      SECTION VIII.5 Trustee. Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by Transferor and Servicer.

      SECTION VIII.6 Instructions in Writing. All instructions given by Servicer to Trustee pursuant to this Supplement shall be in writing, and may be included in a Daily Report or Monthly Report.

      SECTION VIII.7 Rule 144A. So long as any of the Series 1996-3 Certificates are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, Transferor shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or rule 12g3-2(b) thereunder, provide to any Holder of such restricted securities, or to any prospective purchaser of such restricted securities designated by a Holder, upon the request of such Holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act.

      SECTION VIII.8 Supplemental Ratings Requirement. So long as any of the Series 1996-3 Certificates are outstanding, if any provision of the Purchase Agreement, the Pooling Agreement, this Supplement or the Certificate Purchase Agreement requires a Person or investment to have a certain rating from S&P, and such Person or investment is also rated by DCR, such provision shall be read to also require a rating from DCR that is equivalent to the required rating from S&P.

      SECTION VIII.9 Transfer Restrictions and Procedures.

            (a) Each Series 1996-3 Certificate shall be issued as a Definitive Certificate, provided that Series 1996-3 Certificates offered or sold pursuant to Regulation S will be represented initially by a Regulation S Temporary Book-Entry Certificate (the "Series 1996-3 Regulation S Temporary Book-Entry Certificate"). The Series 1996-3 Regulation S Temporary Book-Entry Certificate shall be exchanged on the later of (i) 40 days after the later of (A) the Closing Date and (B) the completion of the distribution of the Series 1996-3 Certificates, as certified by the initial Purchasers of such Certificates, and (ii) the date on which the requisite certifications are due to and provided to the Trustee (the later of clauses (i) and (ii) is referred to as the "Series 1996-3 Exchange Date") for a permanent Book-Entry Certificate (the "Series 1996-3 Unrestricted Book-Entry Certificate," and together with the Series 1996-3 Regulation S Temporary Book-Entry Certificate, the "Series 1996-3 Regulation S Book-Entry Certificates"). The Series 1996-3 Regulation S Temporary Book-Entry Certificate shall be issued in registered form, without coupons, and deposited upon the order of Transferor with the Trustee as custodian for, and registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"), for credit to the account of the depositaries for Euroclear and Cedel, which depositaries shall, on behalf of Euroclear and Cedel, hold the interests on behalf of Member Organizations, which have rights in respect of the Series 1996-3 Certificates credited to their securities accounts with Euroclear or Cedel from time to time. DTC shall be the Clearing Agency for the Series 1996-3 Certificates.

            (b) (i) A Certificate Owner holding an interest in the Series 1996-3 Regulation S Temporary Book-Entry Certificate may receive payments in respect of the Certificates on the Series 1996-3 Regulation S Temporary Book-Entry Certificate only after delivery to Euroclear or Cedel, as the case may be, of a written certification substantially in the form of a certification in the form set forth in Exhibit B, and upon delivery by Euroclear or Cedel, as the case may be, to the Transfer Agent and Registrar of a certification or certifications substantially in the form set forth in Exhibit C. The delivery by a Certificate Owner of the certification referred to above shall constitute its irrevocable instruction to Euroclear or Cedel, as the case may be, to arrange for the exchange of the Certificate Owner's interest in the Series 1996-3 Regulation S Temporary Book-Entry Certificate for a beneficial interest in the Series 1996-3 Unrestricted Book-Entry Certificate after the Series 1996-3 Exchange Date in accordance with clause (ii) below.

            (ii) After (i) the Series 1996-3 Exchange Date and (ii) receipt by the Transfer Agent and Registrar of written instructions from Euroclear or Cedel, as the case may be, directing the Transfer Agent and Registrar to credit or cause to be credited to either Euroclear's or Cedel's, as the case may be, depositary's account a beneficial interest in the Series 1996-3 Unrestricted Book-Entry Certificate in a principal amount not greater than that of the beneficial interest in the Series 1996-3 Regulation S Temporary Book-Entry Certificate, the Transfer Agent and Registrar shall instruct DTC to reduce the principal amount of the Series 1996-3 Regulation S Temporary Book-Entry Certificate and increase the principal amount of the Series 1996-3 Unrestricted Book-Entry Certificate, by the principal amount of the beneficial interest in the Series 1996-3 Regulation S Temporary Book-Entry Certificate to be so transferred, and to credit or cause to be credited to the account of a Clearing Agency Participant with DTC a beneficial interest in the Series 1996-3 Unrestricted Book-Entry Certificate having a principal amount of the Series 1996-3 Regulation S Temporary Book-Entry Certificate that was reduced upon the transfer.

            (iii) Upon return of the entire principal amount of the Series 1996-3 Regulation S Temporary Book-Entry Certificate to Trustee in exchange for beneficial interests in the Series 1996-3 Unrestricted Book-Entry Certificate, Trustee shall cancel the Series 1996-3 Regulation S Temporary Book-Entry Certificate by perforation and shall forthwith destroy it.

            (c) If a Series 1996-3 Certificate represented by a Series 1996-3 Regulation S Book-Entry Certificate is transferred or exchanged for a Series 1996-3 Certificate represented by a Definitive Certificate, such transfer or exchange shall be made only in accordance with the following procedures.

            (i) For transfer of a Series 1996-3 Certificate represented by a Definitive Certificate in exchange for an interest in a Series 1996-3 Regulation S Book-Entry Certificate, the Holder of the Definitive Certificate shall, subject to the rules and procedures of DTC, surrender such Definitive Certificate to the Trustee at the Corporate Trust Office, together with irrevocable directions for the Trustee to exchange or cause the exchange of such Definitive Certificate for an equivalent beneficial interest in the Series 1996-3 Regulation S Book-Entry Certificate held by or on behalf of DTC, by credit to the account of a Clearing Agency Participant specified in such directions. Upon receipt by the Trustee of such Definitive Certificate, together with such irrevocable directions and provided that all conditions specified in Section 8.2(d) of the Certificate Purchase Agreement have been satisfied as to such transfer, the Trustee shall instruct DTC to increase the principal amount of the Series 1996-3 Regulation S Book-Entry Certificate by the aggregate principal amount of the Definitive Certificate so surrendered, and to credit or cause to be credited to the account of the Clearing Agency Participant specified in such directions a beneficial interest in the Series 1996-3 Regulation S Book-Entry Certificate equal to the principal amount of such Definitive Certificate.

            (ii) For transfer of an interest in the Series 1996-3 Regulation S Book-Entry Certificate in exchange for a Definitive Certificate, DTC shall, subject to and in accordance with the rules and procedures of DTC, give irrevocable directions for the Trustee (x) to exchange or cause the exchange of such interest for one or more Definitive Certificates in an aggregate principal amount equal to the principal amount of such interest,
      (y) to issue one or more Definitive Certificates in an amount equal to the beneficial interest in the Series 1996-3 Regulation S Book-Entry Certificate to be exchanged, registered in the name or names specified in such directions and (z) to deliver such Definitive Certificates upon issuance to such address or addresses specified in such directions. Upon receipt by the Trustee of such directions and provided that all conditions specified in Section 8.2(a), (b), (c) or (e) of the Certificate Purchase Agreement have been satisfied as to such transfer, the Trustee shall instruct DTC to reduce the Series 1996-3 Regulation S Book-Entry Certificate by the aggregate principal amount of the interest in the Series 1996-3 Regulation S Book-Entry Certificate to be so exchanged, and Transferor shall execute and the Trustee shall authenticate and deliver, to the address or as otherwise specified in such directions, Definitive Certificates in an aggregate principal amount equal to the beneficial interest in the Series 1996-3 Regulation S Book-Entry Certificate to be so exchanged. Notwithstanding the foregoing, no transfer of an interest in the Series 1996-3 Regulation S Book-Entry Certificate in exchange for a Definitive Certificate shall be permitted prior to the Series 1996-3 Exchange Date.

      IN WITNESS WHEREOF, Transferor, Servicer and Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              BFP RECEIVABLES CORPORATION, as Transferor


                              By: /s/ Mark Angelson
                                  ---------------------------------------
                              Name:  Mark Angelson
                              Title: Secretary


                              BIG FLOWER PRESS HOLDINGS, INC., as
                              Servicer

                              By: /s/ Mark Angelson
                                  ---------------------------------------
                              Name:  Mark Angelson
                              Title: Executive Vice President


                              MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

                              By: /s/ Russell T. Whitley
                                  ---------------------------------------
                              Name:  Russell T. Whitley
                              Title: Assistant Vice President

                                                                       EXHIBIT A
                                                 to the Series 1996-3 Supplement

                        FORM OF SERIES 1996-3 CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES, AND MAY NOT BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT THAT THE RESTRICTIONS ON TRANSFER SET FORTH IN THE POOLING AGREEMENT (AS DEFINED BELOW) HAVE BEEN COMPLIED WITH.

[FOR REGULATION S BOOK-ENTRY CERTIFICATES ONLY.] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY, OR A NOMINEE THEREOF, NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS REFERRED TO BELOW.]

THE CERTIFICATEHOLDER HEREOF, BY ACCEPTING AND HOLDING THIS CERTIFICATE IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT (i) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN (AS DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED), (iii) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY (INCLUDING AN INSURANCE COMPANY GENERAL ACCOUNT THAT IS TREATED AS INCLUDING "PLAN ASSETS" OR (iv) ACQUIRING THIS CERTIFICATE ON BEHALF OF, OR WITH, ANY "PLAN ASSETS" OF ANY SUCH EMPLOYEE BENEFIT PLAN, PLAN OR ENTITY REFERRED TO ABOVE.

                BIG FLOWER TRADE RECEIVABLES BACKED CERTIFICATES

                      CLASS A-V, SERIES 1996-3 CERTIFICATE

CUSIP 144A: ____
ISIN Regulation S: ____
CUSIP Regulation S: ____
No. R-[_____]

Date:                                           Maximum Principal Amounts
                                                        $________________

      THIS CERTIFIES THAT _________________ is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the Big Flower Receivables Master Trust (the "Trust") that was created pursuant to (a) the Pooling and Servicing Agreement, dated as of March 19, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Pooling Agreement"), among BFP Receivables Corporation, a Delaware corporation, ("Transferor"), Big Flower Press Holdings, Inc., a Delaware corporation, ("Servicer"), and Manufacturers and Traders Trust Company, a New York banking corporation, as trustee (together with its successors and assigns in such capacity, "Trustee") and (b) the Supplement dated as of October 4, 1996 relating to the Series 1996-3 Certificates (the "Supplement"). This

Certificate is one of the duly authorized Series 1996-3 Certificates designated and issued under the Pooling Agreement and the Supplement. Except as otherwise defined herein, capitalized terms have the meanings that the Supplement and the Pooling Agreement assign to them. This Certificate is subject to the terms, provisions and conditions of, and is entitled to the benefits afforded by, the Pooling Agreement and the Supplement, to which terms, provisions and conditions the Holder of this Certificate by virtue of the acceptance hereof assents and by which the Holder is bound.

      The Series 1996-3 Certificates are a Senior Class and are therefore entitled to share in the benefits of the subordination of the Certificates in any Subordinated Class that may be issued from time to time to the extent set forth in the Supplement.

      Unless the certificate of authentication hereon shall have been executed by or on behalf of Trustee by the manual signature of a duly authorized signatory, this Certificate shall not entitle the Holder hereof to any benefit under the Transaction Documents or be valid for any purpose.

      This Certificate does not represent a recourse obligation of, or an interest in, Transferor, any Seller, Servicer, Trustee or any Affiliate of any of them. This Certificate is limited in right of payment to the Transferred Assets.

      By its acceptance of this Certificate, each Holder hereof (a) acknowledges that it is the intent of Transferor, and agrees that it is the intent of the Holder that, for Federal, state and local income and franchise tax purposes only, the Series 1996-3 Certificates (including this Certificate) will be treated as evidence of indebtedness secured by the Transferred Assets and the Trust not be characterized as an association taxable as a corporation, (b) agrees to treat this Certificate for Federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of the Transaction Documents shall be construed to further these intentions of the parties.

      This Certificate shall be construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles, and all obligations, rights and remedies under or arising in connection with this Certificate shall be determined in accordance with the laws of the State of New York.

       IN WITNESS WHEREOF, Transferor has caused this Certificate to be executed by its officer thereunto duly authorized.

                                   BFP RECEIVABLES CORPORATION

                                   By:__________________________
                                   Title:_______________________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Series 1996-3 Certificates referred to in the Pooling Agreement, as supplemented by the Supplement.

                                   MANUFACTURERS AND TRADERS TRUST
                                   COMPANY, as Trustee

                                   By:_____________________________
                                   Title:__________________________

Dated: ____________, 1996

                                                                       EXHIBIT B
                                                     to Series 1996-3 Supplement

              FORM OF CERTIFICATE TO BE GIVEN BY CERTIFICATE OWNER

[Euroclear                          [Cedel, societe anonyme
151 Boulevard Jacqmain              67 Boulevard Grand-Duchesse Charlotte
B-1210 Brussels, Belgium]           L-1331 Luxembourg]

      Re: Variable Rate Class A-V, Trade Receivables Backed Certificates, Series 1996-3, issued pursuant to the Pooling and Servicing Agreement dated as of March 19, 1996, as amended or otherwise modified from time to time, among BFP RECEIVABLES CORPORATION, BIG FLOWER PRESS HOLDINGS, INC. and MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee (the "Certificates"). Capitalized terms used herein are defined in the Pooling and Servicing Agreement.

      This is to certify that as of the date hereof, and except as set forth below, the beneficial interest in the Certificates held by you for our account is owned by persons that are not U.S. persons (as defined in Rule 901 under the Securities Act of 1933, as amended).

      The undersigned undertakes to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you in which the undersigned has acquired, or intends to acquire, a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.

      [This certification excepts beneficial interests in and does not relate to U.S. $_________ principal amount of the Certificates appearing in your books as being held for our account but that we have sold or as to which we are not yet able to certify.]

      We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated: ___________________,*              By:                    ,
                                                 Account Holder

----------
* Certification must be dated on or after the 15th day before the date of the Euroclear or Cedel certificate to which this certification relates.

                                                                       EXHIBIT C
                                                     to Series 1996-3 Supplement

              FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR OR CEDEL

[Manufacturers and Traders
  Trust Company]
1 M&T Plaza
 7th Floor
 Buffalo, New York 14203-2399]
[Name of Successor Trustee and Transfer
  Agent and Registrar and Address]

      Re: Variable Rate Class A-V Trade Receivables Asset-Backed Certificates, Series 1996-3, issued pursuant to the Pooling and Servicing Agreement dated as of March 19, 1996, as amended or otherwise modified from time to time, among BFP RECEIVABLES CORPORATION, BIG FLOWER PRESS HOLDINGS, INC. and MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee (the "Certificates"). Capitalized terms used herein are defined in such Pooling and Servicing Agreement.

      This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") as of the date hereof, $__________ principal amount of the Certificates is owned by persons (a) that are not U.S. persons (as defined in Rule 901 under the Securities Act of 1933, as amended (the "Securities Act")) or (b) who purchased their Certificates (or interests therein) in a transaction or transactions that did not require registration under the Securities Act.

      We further certify (a) that we are not making available herewith for exchange any portion of the related Regulation S Temporary Book-Entry Certificate excepted in such certifications and (b) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by them with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

      We understand that this certification is required in connection with certain securities laws of the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy hereof to any interested party in such proceedings.


Date: _________________*            Yours faithfully,

* To be dated no earlier            By:_________________________
than the applicable                 [Morgan Guaranty Trust
Series 1996-3 Exchange Date               Company of New York,
Brussels
                                    Office, as Operator of the
                                    Euroclear Clearance System
                                    [Cedel, societe anonyme]


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